Brian S. North
               215-665-3828
             northbs@bipc.com




                                                                    EXHIBIT 5.4
                                                                    -----------

           [LETTERHEAD OF BUCHANAN INGERSOLL PROFESSIONAL CORPORATION]


                                                              March 17, 2000


Sbarro, Inc.
Sbarro Pennsylvania, Inc.
Sbarro of Virginia, Inc.
401 Broadhollow Road
Melville, NY 11747

Ladies and Gentlemen:

         We have been engaged as special counsel to Sbarro of Virginia, Inc., a Virginia corporation ("SVA"), and Sbarro Pennsylvania, Inc., a Pennsylvania corporation ("SPA" and with SVA, the "Subsidiary Guarantors"), wholly owned subsidiaries of Sbarro, Inc., a New York corporation (the "Company"), for the limited purpose of providing this opinion in connection with Registration Statement No. 333-90817 on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $255,000,000 in principal amount of the Company's 11% Senior Notes due 2009 being registered under the Registration Statement (the "Registered Notes") for the same principal amount of the Company's issued and outstanding Senior Notes due 2009 (the "Original Notes"). The Original Notes were issued, and Registered Notes are to be issued, pursuant to the Indenture dated as of September 28, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors, the other subsidiary companies identified as parties thereto and Firstar Bank, N.A. (the "Trustee"). The Company's payment obligations under the Original Notes and the Registered Notes are jointly and severally guaranteed by, among other guarantors, the Subsidiary Guarantors under the terms of the Indenture (the "Registered Guarantees").

         With your permission, all factual assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the factual assumptions or items upon which we have relied.

         In connection with such representation, we have examined copies of the following:

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March 17, 2000
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         (a) The Articles of Incorporation of SPA filed with the Pennsylvania
Department of State on October 28, 1998;

         (b) The By-laws of SPA;

         (c) The Articles of Incorporation of SVA dated January 9, 1987;

         (d) The Certificate of Incorporation for SVA dated January 14, 1987 issued by the Virginia State Corporation Commission;

         (e) The By-laws of SVA;

         (f) The Unanimous Written Consent of the Board of Directors of SVA dated September 28, 1999;

         (g) The Unanimous Written Consent of the Shareholder of SVA dated September 28, 1999;

         (h) The Unanimous Written Consent of the Board of Directors of SPA dated September 28, 1999;

         (i) The Unanimous Written Consent of the Shareholder of SPA dated September 28, 1999;

         (j) The Registration Statement;

         (k) The Indenture filed as Exhibit 4.1 to the Registration Statement;

         (l) Correspondence dated March 17, 2000 from CT Corporation System advising of verbal confirmation from the Office of Secretary of State of Virginia to the effect that SVA is a corporation existing under the laws of Virginia and is in good standing (the "Virginia Confirmation"); and

         (m) A Certificate of the Secretary of the Commonwealth of Pennsylvania dated March 16, 2000 to the effect that SPA is duly incorporated under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation (the "Pennsylvania Certificate").

         In the examination of such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies and we have relied upon such documents with respect to the accuracy of the factual matters set forth therein. As to any facts relevant to the opinions expressed herein, we

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March 17, 2000
Page -3-

have relied upon, and assumed the accuracy of, the representations and warranties contained in such documents and certificates and oral or written statements and other information of or from representatives of the Company, SPA, and SVA and have made no independent investigation with respect to such facts.

         We express no opinion with respect to the legality, validity, binding effect, or enforceability of the Original Notes, the Registered Notes, the Registered Guarantees, or the Indenture, all of which by their terms are governed by New York law.

         The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the Commonwealth of Virginia (the "Local Laws"). We express no opinion with respect to the laws of any other jurisdiction.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. SPA is a corporation subsisting under the laws of Pennsylvania.

         2. SVA is a corporation existing and in good standing under the laws of Virginia;

         3. Each of SVA and SPA has the requisite corporate power and authority under the Local Laws to execute and deliver the Registered Guarantees to which it is a party and to perform its obligations thereunder;

         4. Each of SVA and SPA has duly authorized, under the Local Laws, its execution, delivery and performance of the Registered Guarantees;

         5. Each of SVA and SPA has duly executed and delivered, under the Local Laws, the Registered Guarantees; and

         6. Each of SVA and SPA has made all such filings, and obtained all such consents and approvals, as are required under the Local Laws in connection the authorization, execution, delivery, and performance of the Registered Guarantees.

         The opinions set forth above are subject to the following qualification, assumptions, limitations, and exceptions:

         (i) Our opinions in Paragraphs 1 and 2 are based solely upon the Pennsylvania Certificate and the Virginia Confirmation, respectively;

         (ii) We express no opinion on any filings, consents or approvals which may be required under any laws related to regulated industries;

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March 17, 2000
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         (iii) We express no opinion on any filings, consents, or approvals which may be required under any Federal or state securities law or regulation;

         (iv) Our opinions are subject to and may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles now or hereafter in effect relating to creditors' rights generally;

         (v) Our opinions are subject to and may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law or in a bankruptcy proceeding) and the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Parker Chapin LLP relying upon this opinion in connection with its opinion being filed as Exhibit 5 to the Registration Statement.

         The opinions expressed herein are given as of the effective date of the Registration Statement and we undertake no obligation to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

                                                        Very truly yours,

                                                        BUCHANAN INGERSOLL
                                                        PROFESSIONAL CORPORATION


                                                        By:  /s/ Brian S. North
                                                             -------------------
                                                               Brian S. North